EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints DENNIS E. O’REILLY, JASMINA THEODORE BOULANGER and PETER R. KOLYER, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power to them and each of them (including the full power of substitution and resubstitution) to sign for him and in his name and in the capacity or capacities indicated below a Registration Statement or Registration Statements on Form S-8 and any and all amendments (including post-effective amendments) and supplements thereto to be filed by Conexant Systems, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (i) 4,000,000 additional shares of Common Stock, par value $.01 per share, of the Company (including the associated preferred share purchase rights, the “Company Common Stock”) and an indeterminate amount of interests to be delivered under the Company’s Retirement Savings Plan, as amended, (ii) 363,900 additional shares of Company Common Stock to be delivered under the Company’s Directors Stock Plan, as amended, and (iii) 2,500,000 additional shares of Company Common Stock to be delivered under the Company’s 2001 Employee Stock Purchase Plan, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Dwight W. Decker Dwight W. Decker	Chairman of the Board and Chief Executive Officer (principal executive officer) and Director	November 15, 2006
/s/ Donald R. Beall Donald R. Beall	Director	November 15, 2006
/s/ Steven J. Bilodeau Steven J. Bilodeau	Director	November 15, 2006
/s/ F. Craig Farrill F. Craig Farrill	Director	November 15, 2006
/s/ Balakrishnan S. Iyer Balakrishnan S. Iyer	Director	November 15, 2006
/s/ John W. Marren John W. Marren	Director	November 15, 2006
/s/ D. Scott Mercer D. Scott Mercer	Director	November 15, 2006
/s/ Jerre L. Stead Jerre L. Stead	Director	November 15, 2006
Giuseppe Zocco	Director	November , 2006
/s/ J. Scott Blouin J. Scott Blouin	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	November 15, 2006

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